SCHEDULE A
To the Business Management Agreement between
Brown Advisory Funds and Brown Advisory LLC

Name of Fund
Brown Advisory Growth Equity Fund
Brown Advisory Flexible Equity Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory-WMC Strategic European Equity Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory-Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund
Brown Advisory Sustainable Small-Cap Core Fund
Brown Advisory Sustainable International Leaders Fund
Brown Advisory Sustainable Value Fund
Brown Advisory-WMC Japan Equity Fund
As initially adopted by the Board of Trustees: May 2, 2012
As annually renewed by the Board of Trustees: May 14, 2024
As revised by the Board of Trustees: September 10, 2024 (for purposes of adding the Brown Advisory – WMC Japan Equity Fund)

B-1